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Filed Pursuant to Rule 424(b)(3)
Registration Number 333-133200

Subject To Completion, Dated November 8, 2006

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 5, 2006)

5,500,000 Shares
Cogent Communications Group, Inc.
Common Stock

The selling stockholders are offering 5,500,000 shares of our common stock. All the shares of our common stock are being sold by the selling stockholders identified in this prospectus supplement. We will not receive any proceeds from the sale of the shares.

Our common stock is quoted on the Nasdaq Global Market under the symbol "CCOI." On November 8, 2006, the last reported sale price for our common stock on the Nasdaq Global Market was $15.09 per share.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-4 and the risks described in the documents incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to the selling stockholders

We expect that the shares of common stock will be ready for delivery by the underwriter on or about November     , 2006.

RBC Capital Markets

Prospectus Supplement dated                    , 2006.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement contains the terms of this offering.

        This prospectus supplement is part of and should be read in conjunction with the accompanying prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with the accompanying prospectus. The information we present in this prospectus supplement may add, update or change information included in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in the accompanying prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in the accompanying prospectus, will apply and will supersede that information in the accompanying prospectus.

        Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus supplement to "Cogent," "we," "us" and "our" and similar terms refer to Cogent Communications Group, Inc. and its direct and indirect subsidiaries on a consolidated basis.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted.

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PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights certain significant aspects of our business and this offering, but you should carefully read this entire prospectus supplement and the accompanying prospectus, including the financial data and related notes and the documents incorporated by reference, which are described under "Incorporation by Reference," before making an investment decision. Because this is a summary, it may not contain all the information that is important to you. Our actual results could differ materially from those anticipated in certain forward-looking statements contained in this prospectus supplement as a result of certain factors, including those set forth under "Risk Factors."

Overview

        We are a leading facilities-based provider of low-cost, high-speed Internet access and Internet Protocol communications services. Our network is specifically designed and optimized to transmit data using Internet Protocol, or IP. IP networks are significantly less expensive to operate and are able to achieve higher performance levels than the traditional circuit-switched networks used by many of our competitors, thus giving us clear cost and performance advantages in our industry. We deliver our services to small and medium-sized businesses, communications service providers and other bandwidth-intensive organizations through over 11,370 customer connections in North America and Western Europe.

Company Information

        We were incorporated in Delaware in August 1999. In February 2002, in connection with our merger with Allied Riser Communications Corporation, shares of our common stock started public trading on the American Stock Exchange and we became subject to, and commenced reporting under, the Securities Exchange Act of 1934. In March 2006, our shares began trading on the Nasdaq National Market. Our principal executive offices are located at 1015 31st Street N.W., Washington, D.C. 20007. Our telephone number is (202) 295-4200 and our web site address is www.cogentco.com. The information contained, referenced or incorporated in our web site is not a part of this prospectus supplement.

The Offering

Common stock offered by selling stockholders	5,500,000 shares
Common stock to be outstanding after this offering	48,751,808 shares
Use of Proceeds
We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders will receive all of the net proceeds from the sale of shares of our common stock offered in this prospectus supplement.
Nasdaq symbol	"CCOI"

        The number of shares of our common stock that will be outstanding after this offering is based on 48,751,808 shares outstanding as of September 30, 2006. The number of shares of our common stock that will be outstanding after this offering excludes:

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  5,189 shares of our common stock issuable upon exercise of outstanding common stock warrants;

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  1,066 shares of our common stock issuable upon conversion of our 7 1/2% Convertible Subordinated Notes Due 2007;

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  1,205,218 shares of our common stock issuable upon the exercise of outstanding stock options issued by us under our stock-based employee compensation plans; and

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  283,701 additional shares of our common stock reserved for future grants under our stock-based employee compensation plans.

Risk Factors

        You should carefully read and consider the information set forth in "Risk Factors" and all other information set forth in this prospectus supplement before investing in our common stock.

RISK FACTORS

        Investing in our common stock involves risk. You should carefully consider the specific risks set forth below and under the caption "Risk Factors" in any of our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, incorporated by reference herein, before making an investment decision. For more information see "Where You Can Find More Information."

Risks Related to Our Common Stock and this Offering

After the offering, our affiliates will continue to hold a sufficient number of shares of our common stock to significantly influence all matters requiring a stockholder vote and, as a result, could prevent or delay any strategic transaction.

        After the offering, our executive officers, certain entities affiliated with members of our board of directors, our existing greater-than-five-percent stockholders and their affiliates will in the aggregate beneficially own approximately      % of our common stock. The concentration of our stock ownership could have the effect of preventing or delaying a change of control, which in turn could negatively impact the market price of our common stock and prevent our stockholders from realizing a takeover premium over the market price for their shares of common stock.

Future sales of shares of our common stock by existing stockholders in the public market, or the possibility or perception of such future sales, could adversely affect the market price of our stock.

        The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for you to sell your shares of common stock at a time and at a price which you deem appropriate.

        As of September 30, 2006, there were 48,751,808 shares of our common stock outstanding. The shares of common stock sold in this offering will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended, by persons other than our affiliates within the meaning of Rule 144 under the Securities Act.

        Following this offering, certain of our executive officers, directors and certain of our affiliated stockholders, will own approximately     million shares of our common stock. Each of these persons will be able to sell shares in the public market from time to time, subject to certain limitations on the timing, amount and method of those sales imposed by SEC regulations. Certain of these persons and the underwriters have agreed to a "lock-up" period, meaning that they may not sell any of their shares after the offering without the prior consent of RBC Capital Markets Corporation, which is described under "Underwriting." These holders also have the right to cause us to register the sale of shares of common stock that they own and to include such shares in future registration statements relating to our securities. If these affiliates were to sell a large number of their shares, the market price of our stock could decline significantly. In addition, the perception in the public markets that sales by these affiliates might occur could also adversely affect the market price of our common stock.

        Although there is no present intention or arrangement to do so, all or any portion of the shares may be released from the restrictions in the lock-up agreements and those shares would then be available for resale in the market. Any release would be considered on a case-by-case basis.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value.

        We currently intend to retain our future earnings, if any, to finance the further expansion and continued growth of our business and do not expect to pay any cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

Our reported financial results may be adversely affected by changes in U.S. GAAP.

        We prepare our financial statements in conformity with U.S. GAAP which is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the SEC and various bodies formed to interpret and create appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and could affect the reporting of transactions completed before the announcement of a change.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

        The trading market for our common stock will rely in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our stock could decline if one or more equity analysts downgrade our stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act relating to our operations that are based on current estimates, expectations and projections. Words such as "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," and "anticipates" are used to identify many of these forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict and assumptions that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. The reasons for this include changes in general economic conditions or the factors described under "Risk Factors."

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders will receive all net proceeds from the sale of shares of our commons stock offered in this prospectus supplement.

COMMON STOCK PRICE RANGE

        Our common stock is currently traded on the Nasdaq Global Market under the symbol "CCOI." Prior to February 5, 2002, no established public trading market for our common stock existed.

        The table below shows, for the quarters indicated, the reported high and low trading prices of our common stock on the American Stock Exchange and Nasdaq Global Market. The trading prices presented below have been adjusted to give effect to our 1-for-20 reverse stock split that was effectuated in February, 2005.

	Year Ended December 31,
	2003		2004		2005		2006
	High	Low	High	Low	High	Low	High	Low
First Quarter	$18.80	$8.00	$54.80	$22.00	$25.40	$8.11	$9.77	$5.13
Second Quarter	64.60	6.80	43.80	5.40	28.30	6.29	12.41	7.79
Third Quarter	47.80	16.00	8.00	4.60	8.37	4.56	11.77	7.78
Fourth Quarter(1)	39.60	19.00	40.00	5.60	6.16	4.18	15.78	11.14

(1)
Represents high and low through November 8, 2006.

        The last reported sale price of our common stock on the Nasdaq Global Market on November 8, 2006 was $15.09 per share.

DIVIDEND POLICY

        We have not paid any dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent upon then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors our board of directors deems relevant.

SELLING STOCKHOLDERS

        The following table supplements the information set forth under the caption "Selling Stockholders" in the prospectus and, to the extent inconsistent with, amends the information set forth under the caption "Selling Stockholders" in the prospectus. All of the information set forth in the table has been provided by or on behalf of the selling stockholders on or prior to the date of this prospectus supplement and, to our knowledge, is true and correct as of the date of this prospectus supplement. Information about the selling stockholders may change over time. Any changed information supplied to us will be set forth in future prospectus supplements. The selling stockholders may sell additional shares in this offering.

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
			Number of Shares Being Sold in the Offering
Name
	Number	Percentage		Number	Percentage
Entities affiliated with BNP-Europe Telecom & Media Fund II, LP(1)	3,850,307	7.9%	799,447	3,050,860	6.2%
Jean Jacques Bertrand	3,410	*	553	2,857	*
Columbia Ventures Corporation	2,888,965	5.9%	750,000	2,138,965	4.4%
Entities affiliated with Jerusalem Venture Partners(2)	4,058,646	8.3%	1,000,000	3,058,646	6.3%
Entities affiliated with Oak Investment Partners IX, LP(3)	3,093,741	6.3%	1,000,000	2,093,741	4.3%
Entities affiliated with Worldview Technology Partners(4)	2,803,152	5.7%	1,200,000	1,603,152	3.3%
Entities affiliated with BCP Capital, L.P.(5)	2,166,525	4.4%	750,000	1,416,525	2.9%

*
Denotes less than 1% ownership

(1)
Includes shares held by entities affiliated with BNP-Europe Telecom & Media Fund II, LP including: BNP Europe Telecom & Media Fund II, LP (3,641,052 shares of common stock, of which (590,192 are being offered hereby) and Natio Vie Development3 (209,255 shares of common stock, of which 209,255 are being offered hereby).

(2)
Includes shares held by entities affiliated with Jerusalem Venture Partners including: Jerusalem Venture Partners III (Israel), L.P. (63,741 shares of common stock, of which 11,170 are being offered hereby), Jerusalem Venture Partners Entrepreneurs Fund III, L.P. (174,847 shares of common stock, of which 30,640 are being offered hereby), Jerusalem Venture Partners Entrepreneurs Fund IV, L.P. (27,499 shares of common stock, of which 4,819 are being offered hereby), Jerualem Venture Partners IV (Israel), L.P. (73,985 shares of common stock, of which 12,965 are being offered hereby), Jerusalem Venture Partners III, L.P. 2,274,504 shares of common stock, of which 398,577 are being offered hereby), Jerusalem Venture Partners IV, L.P. (3,065,953 shares of common stock, of which 537,267 are being offered hereby) and Jerusalem Venture Partners IV-A, L.P. (26,036 shares of common stock, of which 4,562 are being offered hereby).

(3)
Includes shares held by entities affiliated with Oak Investment Partners IX, LP including: Oak Investment Partners IX, LP (2,961,469 shares of common stock, of which 958,407 are being offered hereby), Oak IX Affiliates Fund, LP (88,422 shares of common stock, of which 28,616 are being offered hereby) and Oak IX Affiliates (Annex), LP (40,100 shares of common stock, of which 12,977 are being offered hereby) and Oak Management Corp (3,750 shares of common stock, none of which is being offered hereby).

(4)
Includes shares held by entities affiliated with Worldview Technology Partners including: Worldview Technology Partners III, L.P. (1,424,696 shares of common stock, of which 609,897 are being offered hereby); Worldview Technology International III, L.P. (351,149 shares of common stock, of which 150,323 are being offered hereby), Worldview Strategic Partners III, L.P. (31,485 shares of common stock, of which 13,478 are being offered hereby), Worldview III Carrier Fund, L.P. (78,260 shares of common stock, of which 33,502 are being offered hereby), Worldview Technology Partners IV, L.P. (783,291 shares of common stock, of which 335,319 are being offered hereby), Worldview Strategic Partners IV, L.P. (6,526 shares of common stock, of which 2,794 are being offered hereby) and Worldview Technology International IV, L.P. (127,745 shares of common stock, of which 54,686 are being offered hereby).

(5)
Includes shares held by entities affiliated with BCP Capital, L.P. including: BCP Capital, L.P. (259,036 shares of common stock, of which 89,676 are being offered hereby), BCP Capital QPF, L.P. (1,879,426 shares of common stock, of which 650,630 are being offered hereby) and BCP Affiliates Fund LLC (28,004 shares of common stock, of which 9,694 are being offered hereby).

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
TO NON-UNITED STATES HOLDERS

        The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders of the ownership and disposition of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. This summary is applicable only to non-U.S. holders who hold our common stock as a capital asset (generally, an asset held for investment purposes). We have not sought any ruling from the Internal Revenue Service (the "IRS"), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

        This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

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  banks, insurance companies, or other financial institutions;

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  persons subject to the alternative minimum tax;

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  tax-exempt organizations;

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  dealers in securities or currencies;

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  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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  partnerships or other pass-through entities or investors in such entities;

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  "controlled foreign corporations," "passive foreign investment corporations," and corporations that accumulate earnings to avoid U.S. federal income tax;

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  U.S. expatriates or former long-term residents of the United States;

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  persons who hold our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; or

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  persons deemed to sell our common stock under the constructive sale provisions of the Code.

        In addition, if a partnership holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships which hold our common stock and partners in such partnerships should consult their tax advisors.

        This discussion is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

        For purposes of this discussion, you are a non-U.S. holder if you are a holder that, for U.S. federal income tax purposes, is not a U.S. person. For purposes of this discussion, you are a U.S. person if you are:

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  an individual who is a citizen or resident of the United States, including an alien individual who is treated as a resident of the United States under Section 7701(b) of the Code;

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  a corporation or other entity taxable as a corporation for U.S. tax purposes created or organized in or under the laws of the United States or of any state therein or the District of Columbia;

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  an estate whose income is subject to U.S. federal income tax regardless of its source; or

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  a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) which has made an election to be treated as a U.S. person.

Distributions

        If distributions are made on shares of our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock.

        Any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate.

        Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, where a tax treaty applies, are attributable to a U.S. permanent establishment maintained by you) are exempt from such withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of any allowable deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.

        If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may obtain a refund of any excess amounts currently withheld if you file an appropriate claim for refund with the IRS in a timely manner.

Gain on Disposition of Common Stock

        You generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

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  the gain is effectively connected with your conduct of a U.S. trade or business (and, where a tax treaty applies, is attributable to a U.S. permanent establishment maintained by you);

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  you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

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  our common stock constitutes a U.S. real property interest by reason of our status as a "United States real property holding corporation" for U.S. federal income tax purposes (a "USRPHC") at any time within the shorter of the five-year period preceding the disposition or your holding period for our common stock.

        We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than 5% of our common stock.

        If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and corporate non-U.S. holders described in the first bullet above may be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses. You should consult any applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

        Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report is sent to you. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in your country of residence.

        Payments of dividends made to you will not be subject to backup withholding if you establish an exemption, for example by properly certifying your non-U.S. status on a Form W-8BEN or another appropriate version of Form W-8. Notwithstanding the foregoing, backup withholding, may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

        Payments of the proceeds from a disposition of our common stock effected outside the United States by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) will apply to such a payment if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, or a foreign partnership with certain connections with the United States, unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

        Payments of the proceeds from a disposition of our common stock by a non-U.S. holder made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. holder status under penalties of perjury or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

        Subject to the terms and conditions contained in an underwriting agreement by and among RBC Capital Markets Corporation, as underwriter, us and the selling stockholders, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholders, 5,500,000 shares of our common stock at a purchase price equal to the public offering price on the cover of this prospectus supplement, less a discount of $      per share.

        The underwriting agreement provides that the obligations of the underwriter are conditional and may be terminated at its discretion based on its assessment of the state of the financial markets. The obligations of the underwriter may also be terminated upon the occurrence of the events specified in the underwriting agreement.

        According to the terms of the underwriting agreement, the underwriter will either purchase all of the shares or none of them. The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers' certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The underwriter has advised us that it proposes initially to offer the shares to the public at the public offering price on the cover page of this prospectus supplement. If all the shares are not sold at the public offering price, the underwriter may change the public offering price and the other selling terms. The common stock is offered subject to a number of conditions, including:

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  receipt and acceptance of the common stock by the underwriter; and

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  the underwriter's right to reject orders in whole or in part.

        The following table shows the initial public offering price, underwriting discount and proceeds before expenses to the selling stockholders.

	Per Share	Total
Initial price
Underwriting discount
Proceeds to the selling stockholders, before expenses

        We estimate that the total expenses of this offering payable by us, excluding underwriting discounts, will be approximately $100,000.

        Our common stock is quoted on the Nasdaq Global Market, under the symbol "CCOI."

        We and the selling stockholders have agreed in the underwriting agreement to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If we or the selling stockholders are unable to provide this indemnification, we or the selling stockholders will contribute to payments the underwriter may be required to make in respect of those liabilities. The underwriter has advised us that it intends to make a market in our common stock, but it is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for our common stock.

        In order to facilitate this offering of common shares, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the market price of the common shares in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

        The underwriter has advised us that it may make short sales of common shares in connection with this offering, resulting in the sale by the underwriter of a greater number of shares than it is required to purchase pursuant to the underwriting agreement. The short position resulting from those short sales will be deemed a "covered" short position to the extent it does not exceed the number of shares the underwriter has the right to purchase in this offering and will be deemed a "naked" short position to the extent it exceeds the number. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the trading price of the common shares in the open market that could adversely affect investors who purchase shares in this offering.

        The underwriter may reduce or close out its covered short position by purchasing shares in the open market. Any "naked" short position will be closed out by purchasing shares in the open market. Open market purchases made by the underwriter to cover all or a portion of its short position may be effected on the Nasdaq Global Market or otherwise. Similar to other purchase transactions, the underwriter's purchases to cover its short position or to stabilize the market price of the common shares may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock following this offering. As a result, our common stock may trade at a price that is higher than the price that otherwise might prevail in the open market.

        No representation is made as to the magnitude or effect of any such stabilization or other activities. The underwriter is not required to engage in these activities and, if commenced, may discontinue any of these activities at any time.

        We and the selling stockholders and certain other stockholders have agreed that, subject to some exceptions and extensions under limited circumstances, without the prior written consent of RBC Capital Markets Corporation, we and they will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing. Such consent may be given at any time without public notice. RBC Capital Markets Corporation may release any of the securities subject to these lock-up agreements at any time and without notice.

        Our lock-up agreement extends for 30 days from date of this prospectus supplement except that we may issue shares of common stock that are not subject to this lock-up in unregistered transactions in conjunction with an acquisition of a company or business.

        Notwithstanding the foregoing, if (1) during the last 17 days of the 30-day lock-up period we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the 30-day lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 30-day lock-up period, then the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        From time to time, the underwriter and/or its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or the selling stockholders for which they have received, and expect to receive, customary fees and commissions for these transactions.

        It is expected that delivery of the shares of our common stock will be made on or about November     , 2006.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Latham & Watkins LLP, Washington, D.C. Various legal matters relating to this offering will be passed upon for the underwriter by Mayer, Brown, Rowe & Maw LLP, Chicago, IL.

INCORPORATION BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below:

  •
  Our annual report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 16, 2006;

  •
  Our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30 2006, filed on May 10, 2006, August 8, 2006 and November 7, 2006, respectively;

  •
  Our proxy statement for our 2006 annual meeting of stockholders, filed on April 28, 2006; and

  •
  Any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus supplement and the termination of the offering.

        We will furnish without charge to you, upon written or oral request, a copy of any documents incorporated by reference, including exhibits to such documents. You should direct any requests for documents to Cogent Communications Group, Inc., 1015 31st Street N.W., Washington, D.C. 20007, telephone: (202) 295-4200.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, referred to as the Securities Act, with respect to the shares of our common stock offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement. This prospectus summarizes provisions that we consider material of certain contracts and other documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents. We have included copies of those documents as exhibits to the registration statement.

        We are currently subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. You may read and copy any document we file or have filed with the SEC, including the registration statement of which this prospectus is a part and the exhibits thereto, may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed by us with the SEC are also available at the SEC's Internet site at www.sec.gov. You may request copies of the filing, at no cost, by telephone at (202) 295-4200 or by mail at Cogent Communications Group, Inc., 1015 31st Street N.W., Washington, D.C. 20007.

PROSPECTUS

$75,000,000

Debt Securities, Common Stock,
Preferred Stock and Warrants

16,000,000 Shares
Common Stock

        We or our majority-owned subsidiaries may from time to time offer up to $75,000,000 in aggregate initial offering price of debt securities, shares of preferred stock, shares of common stock and debt and equity warrants. Payment obligations under any series of debt securities may be guaranteed, on a joint and several basis, by one or more of the Registrant or the Co-Registrants.

        Our common stock is traded on the Nasdaq National Market under the symbol "CCOI." On May 1, 2006, the last reported sale price for our common stock on the Nasdaq National Market was $10.87 per share. We will apply to list any shares of common stock sold under this prospectus and any prospectus supplement on the Nasdaq National Market. We have not determined whether we will list any other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, a prospectus supplement will disclose the exchange or market.

        Some of our stockholders may sell up to 16,000,000 shares of our common stock under this prospectus and any prospectus supplement. In the prospectus supplement relating to sales by selling stockholders, we will identify each selling stockholder and the number of shares of our common stock that each selling stockholder will be selling.

        When we offer securities, we will provide specific terms of such securities in supplements to this prospectus. The securities offered by this prospectus and any prospectus supplement may be offered directly or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

        You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

        Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2006.

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75.0 million. In addition, some of our stockholders may sell up to 16,000,000 shares of our common stock under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholders sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to "Cogent," "we," "us" and "our" and similar terms refer to Cogent Communications Group, Inc. and its direct and indirect subsidiaries on a consolidated basis.

ABOUT COGENT

        We are a leading facilities-based provider of low-cost, high-speed Internet access and Internet Protocol, or IP, communications services. Our network is specifically designed and optimized to transmit data using IP We deliver our services to small and medium-sized businesses, communications service providers and other bandwidth-intensive organizations through approximately 10,000 customer connections in North America and Europe.

        Our primary on-net service is Internet access at a speed of 100 Megabits per second, much faster than typical Internet access currently offered to businesses. We offer this on-net service exclusively through our own facilities, which run all the way to our customers' premises. Because of our integrated network architecture, we are not dependent on local telephone companies to serve our on-net customers. Our typical customers in multi-tenant office buildings are law firms, financial services firms, advertising and marketing firms and other professional services businesses. We also provide on-net Internet access at a speed of one Gigabit per second and greater to certain bandwidth-intensive users such as universities, other ISPs and commercial content providers.

        We were incorporated in Delaware in August 1999. Our principal executive offices are located at 1015 31st Street N.W., Washington, D.C. 20007. Our telephone number is (202) 295-4200 and our website address is www.cogentco.com. Information contained in our website is not a part of this prospectus.

RISK FACTORS

        You should carefully consider the specific risks set forth under the caption "Risk Factors" in the applicable prospectus supplement and under the caption "Risk Factors" in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") incorporated by reference herein, before making an investment decision. For more information see "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those noted in "Risk Factors" above and in the documents incorporated by reference. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges or deficiency of earnings to fixed charges for each of the five fiscal years ended December 31, 2001, 2002, 2003, 2004 and 2005 are set forth below. The information set forth below should be read in conjunction with the financial information incorporated by reference herein.

	YEAR ENDED 12/31/2001	YEAR ENDED 12/31/2002	YEAR ENDED 12/31/2003	YEAR ENDED 12/31/2004	YEAR ENDED 12/31/2005
	(000's)
Deficiency of earnings to fixed charges	$(71,022)	$(91,857)	—	$(88,772)	$(66,633)

Ratio of earnings to fixed charges			8.0

        For purposes of computing the deficiency of earnings to fixed charges, earnings consist of income from continuing operations before income taxes plus fixed charges (excluding the effect of capitalized interest). Fixed charges consist of interest incurred on indebtedness, capitalized interest and estimated interest within rental expense.

USE OF PROCEEDS

        We will use the net proceeds from our sale of the securities for our general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock that may be sold by selling stockholders.

SELLING STOCKHOLDERS

        The selling stockholders may be our directors, executive officers, former directors, employees, former employees or other holders of our common stock. The common stock to be sold by the selling stockholders was acquired by the selling stockholder upon conversion of participating convertible preferred stock initially issued in various private placements in March 2001, October 2001, March 2003, July 2003, October 2003, January 2004, March 2004, August 2004, September 2004 and October 2004 or may be acquired after the date hereof by the exercise of options held by certain of our officers and employees. The prospectus supplement for any offering of the common stock by selling stockholders will include the following information:

  •
  the names of the selling stockholders;

  •
  the nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our predecessors or affiliates;

  •
  the number of shares held by each of the selling stockholders before and after the offering;

  •
  the percentage of the common stock held by each of the selling stockholders before and after the offering; and

  •
  the number of shares of our common stock offered by each of the selling stockholders.

PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. In addition, some of our stockholders may sell shares of our common stock under this prospectus in any of these ways. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We and any selling stockholders have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

        We or any selling shareholders may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

        We or any selling stockholders may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we or any selling stockholders, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

        We will describe in the applicable prospectus supplement any compensation we or any selling stockholders pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or any selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholder or borrowed from us or the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we or the selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of their business for which they receive compensation.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may offer under this prospectus up to $75,000,000 aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for a public offering price of up to $75,000,000. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

        The debt securities will be issued under an indenture between us and a trustee, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

        When we refer to "we," "our" and "us" in this section, we mean Cogent Communications Group, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series including any pricing supplement.

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

  •
  the title of the debt securities;

  •
  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which we will pay the principal on the debt securities;

  •
  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  whether the debt securities rank as senior subordinated debt securities or subordinated debt securities, or any combination thereof;

  •
  the form and terms of any guarantee of any debt securities;

  •
  whether, the ratio at which and the terms and conditions upon which, if any, the debt securities will be convertible into or exchangeable for our common stock or our other securities or securities of another person;

  •
  the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable or the method of such payment, if by wire transfer, mail or other means;

  •
  the terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

  •
  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

  •
  whether the debt securities will be issued in bearer or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

  •
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

  •
  the currency of denomination of the debt securities;

  •
  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

  •
  if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

  •
  the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

  •
  any provisions relating to any security provided for the debt securities;

  •
  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to, change in, or deletion from, the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series; and

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

        In addition, the indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the officer's certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

        We anticipate that the depositary will follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security

(with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

        Unless stated otherwise in the applicable prospectus supplement, we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

  •
  we are the surviving corporation or the successor person (if other than Cogent) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

  •
  certain other conditions that may be set forth in the applicable prospectus supplement are met.

Events of Default

        Unless otherwise stated in the applicable prospectus supplement, event of default means, with respect to any series of debt securities, any of the following:

  •
  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

  •
  default in the payment of principal of or premium on any debt security of that series when due and payable at maturity, upon redemption or otherwise;

  •
  default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

  •
  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        Unless stated otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

  •
  the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

  •
  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  waive a redemption payment with respect to any debt security.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

  •
  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

        The conditions include:

  •
  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

Guarantees

        Our payment obligations under any series of debt securities may be guaranteed by one or more of the Co-Registrants. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock is only a summary. We encourage you to read our amended and restated certificate of incorporation, which is incorporated into the registration statement of which this prospectus forms a part. As of the date of this prospectus, we are authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2006, we had outstanding 44,128,879 shares of our common stock.

Liquidation Rights

        Upon voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock.

Dividends

        Except as otherwise provided by the Delaware General Corporation Law or our amended and restated certificate of incorporation, the holders of our common stock, subject to the rights of holders of any series of preferred stock, share ratably in all dividends as may from time to time be declared by our board of directors in respect of our common stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise, and in all other distributions (including, without limitation, our dissolution, liquidation and winding up), whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise, after payment of liabilities and liquidation preference on any outstanding preferred stock.

Voting Rights

        Except as otherwise provided by the Delaware General Corporation Law or our certificate of incorporation and subject to the rights of holders of any series of preferred stock, all the voting power of our stockholders shall be vested in the holders of our common stock and preferred stock, and each holder of our common stock and preferred stock shall have one vote for each share held by such holder (in the case of preferred stock, on an as converted to common stock basis) on all matters voted upon by our stockholders.

        Our stockholders may act by written consent in lieu of a meeting as permitted by Delaware General Corporation Law.

        The affirmative vote of holders of at least a majority of the combined voting power of our outstanding shares eligible to vote in the election of directors is required to remove directors from office.

Miscellaneous

        Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Holders of our common stock have no preemptive or other rights to subscribe for or purchase additional securities of ours. Shares of our common stock are not subject to calls or assessments. All of the outstanding shares of our common stock are fully paid and nonassessable. The transfer agent and registrar for our common stock is Registrar and Transfer Company. Our common stock is listed and traded on the Nasdaq National Market under the symbol "CCOI."

DESCRIPTION OF PREFERRED STOCK

        The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our amended and restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of designation relating to the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

        As of the date of this prospectus, we are authorized to issue up to 10,000 shares of preferred stock, par value $0.001 per share, of which, no shares of preferred stock are outstanding. Under our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

  •
  the number of shares to be included in the series;

  •
  the designation, powers, preferences and rights of the shares of the series; and

  •
  the qualifications, limitations or restrictions of such series.

        Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the amended and restated certificate of incorporation. The term "board of directors" includes any duly authorized committee.

        The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our or our subsidiaries' officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.

        The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

        The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

        Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

        Unless stated otherwise in the prospectus supplement relating to the issuance of a series of preferred stock, holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

        We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

  •
  all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

  •
  the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

        Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

        Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

  •
  all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

  •
  the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

        The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities.

Redemption and Sinking Fund

        If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holder thereof and may be mandatorily redeemed. Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

        Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

        No series of preferred stock will receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

        If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

        Unless otherwise stated in the applicable prospectus supplement, the holders of shares of preferred stock will have the same voting rights as the holders of shares of common stock. Each holder of a share of preferred stock will be entitled to one vote for each share of common stock such holder would receive upon conversion of such share of preferred stock into common stock.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock or preferred stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. As of the date of this prospectus we have no warrants outstanding.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, terms and number of shares of debt securities, common stock or preferred stock purchasable upon exercise of the warrants;

  •
  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

  •
  the date, if any, on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

  •
  the price at which each share of debt securities, common stock or preferred stock purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

  •
  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain Federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY'S
CHARTER AND BYLAWS

        The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or DGCL, and our amended and restated certificate of incorporation and amended and restated bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by us. See "Where You Can Find More Information."

        General.    Certain provisions of our certificate of incorporation and by-laws and Delaware law could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult, including:

  •
  an acquisition of us by means of a tender or exchange offer;

  •
  an acquisition of us by means of a proxy contest or otherwise; or

  •
  the removal of a majority or all of our incumbent officers and directors.

        These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

        Election and removal of directors.    Our certificate of incorporation and by-laws contain provisions that effectively restrict the ability of our stockholders to remove directors without at least a majority of the voting power of the then outstanding shares. In addition, our by-laws provide that, except as otherwise provided by law or our certificate of incorporation, newly created directorships resulting from an increase in the authorized number of directors or vacancies on the board may be filled only by a majority of the directors then in office (even though less than a quorum is then in office) or by the sole remaining director.

        Stockholder meetings.    Under our certificate of incorporation and by-laws, the president, a majority of the board of directors or a majority of the voting power of the then outstanding shares may call special meetings of stockholders.

        Delaware anti-takeover law.    We are subject to Section 203 of the Delaware general corporation law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless the "business combination" or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is defined generally as a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

        No cumulative voting.    Our certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors.

        Undesignated preferred stock.    The authorization of undesignated preferred stock makes it possible for our board of directors to issue stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

        Limitation of liability.    As permitted by the Delaware general corporation law, our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware general corporation law, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

  •
  for any transaction from which the director derives an improper personal benefit.

        As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

        Our certificate of incorporation and by-laws also provide for the indemnification of our directors and officers to the fullest extent authorized by the Delaware general corporation law. The indemnification provided under our certificate of incorporation and by-laws includes the right to be paid expenses in advance of any proceeding for which indemnification may be payable, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of our company pursuant to our company's Amended Charter, Amended Bylaws and the DGCL, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Under our by-laws, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person's fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the Delaware general corporation law. We maintain director and officer liability insurance on behalf of our directors and officers.

LEGAL MATTERS

        Latham & Watkins LLP, Washington, D.C., will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

        The consolidated financial statements of Cogent Communications Group, Inc. appearing in Cogent Communications Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2005 (including the schedule appearing therein), and Cogent Communications Group, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available to the public at the Commission's website at http://www.sec.gov. You may also inspect copies of these materials and other information about us at the offices of the Nasdaq Stock Market, Inc., National Market System, 1735 K Street, N.W., Washington, D.C. 20006-1500.

        The Commission allows us to "incorporate by reference" the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 16, 2006.

  •
  our proxy statement relating to the annual meeting of stockholders to be held on June 7, 2006 filed on April 28, 2006.

        This prospectus is part of a registration statement on Form S-3 we have filed with the Commission under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Commission. You may inspect and copy the registration statement, including exhibits, at the Commission's public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

        We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Cogent Communications Group, Inc., 1015 31st Street N.W., Washington, D.C. 20007, telephone: (202) 295-4200.

5,500,000 Shares

Common Stock

Prospectus Supplement

                    , 2006

QuickLinks

ABOUT THIS PROSPECTUS SUPPLEMENT
PROSPECTUS SUPPLEMENT SUMMARY
The Offering
Risk Factors
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
COMMON STOCK PRICE RANGE
DIVIDEND POLICY
SELLING STOCKHOLDERS
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS
UNDERWRITING
LEGAL MATTERS
INCORPORATION BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION

ABOUT THIS PROSPECTUS
ABOUT COGENT
RISK FACTORS
FORWARD-LOOKING STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
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